Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 3rd quarter earnings and 4th quarter dividend

NEW ALBANY, Ind. (October 25, 2007) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the third quarter ended September 30, 2007 and the declaration of a quarterly cash dividend. On October 23, 2007, the Company's Board of Directors declared a $0.175 cash dividend per share on the common stock of the Company to be paid on November 27, 2007 to the stockholders of record of the Company at the close of business on November 6, 2007. The following tables summarize the Company's third quarter results (in thousands, except per share data):

                                    Quarter Ended                   Quarter Ended
                                    September 30,     Percent    June 30,   Percent
                                   2007       2006     Change      2007      Change
                                   ----       ----     ------      ----      ------
Net income                        $1,088     $1,314    (17.2)%     $ 915      18.9%
Net income per share, basic       $ 0.33       0.38    (13.2)      $0.27      22.2
Net income per share, diluted     $ 0.33       0.38    (13.2)      $0.27      22.2

                                            Nine Months Ended
                                               September 30,      Percent
                                             2007       2006      Change
                                             ----       ----      ------
Net income                                  $3,018     $3,043       (0.8)%
Net income per share, basic                 $ 0.90       1.06      (15.1)
Net income per share, diluted               $ 0.89       1.04      (14.4)

                                       September 30,      Percent   December 31,  Percent
                                    2007         2006     Change        2006       Change
                                    ----         ----     ------        ----       ------
Total assets                      $816,705     $837,499    (2.5)%     $816,633      0.0%
Loans, net                         629,708      620,268     1.5        607,932      3.6
Total deposits                     554,245      579,467    (4.4)       549,918      0.8
Non-interest bearing deposits       80,467       77,729     3.5         74,850      7.5

Net income for the three months ended September 30, 2007 decreased by 17.2% from the same period in 2006 primarily due to a decrease in net interest income and an increase in non-interest expenses. Net income for the nine months ended September 30, 2007 and 2006 was $3.0 million, a decline of 0.8% from 2006 as increases in net interest income and non-interest income were offset by increases in non-interest expenses and the provision for loan losses. Basic and diluted earnings per share declined for the three and nine months ended September 30, 2007 compared to the same periods in 2006 as earnings levels were insufficient to offset the increase in average shares outstanding due to the issuance of 862,875 shares in conjunction with the acquisition of The Scott County State Bank.

Total assets increased to $816.7 million at September 30, 2007 from December 31, 2006 while decreasing by 2.5% from September 30, 2006. Net loans increased by $21.8 million from December 31, 2006 to September 30, 2007, or 3.6% which was offset by decreases in available-for-sale securities of 13.6% and cash due from financial institutions of 32.1% over the same period. Total non-interest bearing deposits increased to $80.5 million, or 7.5%, from December 31, 2006 and were up by 3.5% from September 30, 2006. Total deposits increased by 0.8% from December 31, 2006 but decreased by 4.4% from September 30, 2006 to $554.2 million at September 30, 2007. The decrease in total deposits from September 30, 2006 to September 30, 2007 was due to a reduction in wholesale, non-core funding during the period as part of management's efforts to improve net interest margin and decrease reliance on wholesale funding sources.

"We are pleased with the culture of service that we are building here at Community Bank Shares and our subsidiary banks," stated James D. Rickard, President and Chief Executive Officer. "Our newest branch in Jeffersonville has done very well in its first few months, exceeding our expectations in the number of deposit accounts opened. We will continue to look at additional branch offices within Louisville Metro to provide convenient locations where current and prospective customers can experience our local, service-based approach to community banking."

"We are focused on enhancing shareholder value by providing superior customer service to the markets we serve in order to grow loan and deposit market share," continued Mr. Rickard. "We are confident that our strategy of providing a sharp customer focus and responsiveness lacking in our larger competitors will allow us to achieve our objectives. We will continue to develop the convenience and exceptional service that our customers have come to expect."

Asset Quality

                                                      September 30,    December 31,    September 30,
                                                          2007             2006            2006
                                                          ----             ----            ----
Non-performing loans to total loans                         0.92%           0.91%           0.84%
Non-performing assets to total loans                        0.99            0.98            0.94
Net loan charge-offs to average loans (1)                   0.05            0.22            0.21
Allowance for loan losses to total loans                    0.91            0.92            0.91
Allowance for loan losses to non-performing loans          98.09          102.00          108.71
Classified loans                                         $14,662         $16,806         $15,202
Impaired loans                                           $ 4,294         $ 4,399         $ 3,849

(1) Net loan charge-offs to average loans as of September 30, 2007 and September 30, 2006 are presented on an annualized basis.

The Company recorded a provision for loan losses of $404,000 for the nine months ended September 30, 2007 as compared to $206,000 for the same period in 2006, an increase of $198,000. The increase in provision for loan losses for the nine-month period ended September 30, 2007 as compared to 2006 was due to an increase in loans outstanding, an increase in the reserve for unclassified credits due to changes in historical charge-off data, and an increase in the Company's estimate of loss on certain classified loans. Management has previously expensed and provided an amount for probable incurred losses related to these credits; however, current circumstances and management's estimate of the potential outcome dictated the credits be downgraded during the quarter and a corresponding provision for loan losses recorded. Management does not consider the downgrading of these credits to be an indication of an increase in the overall risk of probable losses within the loan portfolio; the credits were identified by the Company's internal loan classification process and appropriately classified based on the

Company's loan policy and management's estimate of the probable loss based on current circumstances. The provision for loan losses increased by $29,000 for the three month period ending September 30, 2007 from the same period in 2006 as the result of an increase in the Company's reserve for unclassified credits due to changes in historical charge-off data. The Company does not originate or hold any loans that are considered "subprime" and, therefore, does not have loss exposure within its portfolio from those types of loans.

Non-Interest Income

                                                         Quarter Ended                    Nine Months Ended
                                                          September 30,      Percent         September 30,     Percent
(Dollars in thousands)                                  2007        2006     Change        2007        2006     Change
                                                        ----        ----     ------        ----        ----     ------
Service charges on deposit accounts                    $  993      $  983       1.0%      $2,869      $2,468      16.2
Commission income                                          51          33      54.5          124          76      63.2
Gain on sale of mortgage loans                             42          47     (10.6)         140         198     (29.3)
Loan servicing income, net of amortization                 11          14     (21.4)          38          48     (20.8)
Increase in cash surrender value of life insurance        170         138      23.2          507         413      22.8
Other                                                     120          93      29.0          340         212      60.4
                                                       ------      ------                 ------      ------
   Subtotal                                             1,387       1,308       6.0        4,018       3,415      17.7
Loss on sales of available for sale securities            (20)         --         *          (28)         --         *
Gain on disposition of equity stock                        --          --        --           --          18    (100.0)
                                                       ------      ------                 ------      ------
   Total                                               $1,367      $1,308       4.5%      $3,990      $3,433      16.2%

* Not meaningful.

Non-interest income for the three months ended September 30, 2007 increased by 4.5% from the same period in 2006, primarily due to increases in commission income, cash surrender value of life insurance, and other income, offset by an increase in net losses on sales of available-for-sale securities. The increase in cash surrender value of life insurance was due to the purchase of additional policies at the end of the third quarter in 2006. Non-interest income for the nine months ended September 30, 2007 increased by 16.2%, from the same period in 2006 primarily due to the acquisition of The Scott County Bank on July 1, 2006 which provided $660,000 of non-interest income in 2007 as compared to $175,000 in 2006. Service charges on deposit accounts increased $402,000 for the nine months ended September 30, 2007 as compared to the same period in 2006 primarily due to the acquisition of The Scott County State Bank, an increase of fees charged on certain deposit transactions, and the increase in the number of transaction deposit accounts during 2007. The decrease in gains on sales of mortgage loans for the nine months ended September 30, 2007 is attributable to a decrease in the volume of mortgage loans originated and sold into the secondary market during the year as compared to the same period in 2006.

Non-Interest Expense

                                                                                Nine
                                           Quarter Ended                    Months Ended
                                           September 30,   Percent          September 30,     Percent
(Dollars in thousands)                   2007       2006    Change        2007        2006     Change
                                         ----       ----    ------        ----        ----     ------
Salaries and employee benefits          $2,919     $2,787      4.7%     $ 8,578     $ 7,276     17.9%
Occupancy                                  420        417      0.7        1,308       1,106     18.3
Equipment                                  391        326     19.9        1,074         846     27.0
Data Processing                            565        509     11.0        1,693       1,607      5.4
Marketing and advertising                  123        123       --          473         403     17.4
Legal and professional service fees        280        276      1.4          963         757     27.2
Other                                      721        658      9.6        2,341       1,648     42.1
                                        ------     ------               -------     -------
Total                                   $5,419     $5,096      6.3%     $16,430     $13,643     20.4%

Non-interest expense for the three months ended September 30, 2007 increased by 6.3% to $5.4 million for the three months ended September 30, 2007 compared to $5.1 million for the same period in 2006, due to increases in equipment, salaries and employee benefits, and data processing expenses. Equipment expense increased by 19.9% due to the addition of a new branch in the second quarter of 2007 and repairs and maintenance activities. Salaries and employee benefits increased by 4.7% primarily due to increases in the Company's profit sharing accrual and employee group insurance. Data processing expenses increased by 11.0% primarily due to additional expenditures to the Company's external data service provider. Non-interest expense for the nine-month period ending September 30, 2007 increased to $16.4 million from $13.6 million, or 20.4%. The increase was due primarily to the acquisition of The Scott County State Bank on July 1, 2006 which incurred non-interest expenses of $3.1 million for the nine months ended September 30, 2007 as compared to $849,000 for the same period in 2006. Also, contributing to the increase in non-interest expenses was an increase in legal and professional service fees, an increase in occupancy expenses associated with the new branch opened in the third quarter 2007, and an increase in equipment expenses also associated with the new branch.

Community Bank Shares of Indiana, Inc. is the parent company of Your Community Bank in New Albany, Indiana and The Scott County State Bank in Scottsburg, Indiana, which are full-service banking subsidiaries. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2006 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                             September 30,   December 31,
                                                                 2007            2006
                                                             -------------   ------------
                                                                   (In thousands)
ASSETS
Cash and due from banks                                       $    13,734     $    20,224
Interest bearing deposits in other financial institutions           1,036           1,210
Securities available for sale, at fair value                      104,822         121,311
Loans held for sale                                                 1,307             908
Loans, net                                                        629,708         607,932
Premises and equipment, net                                        15,459          15,025
Core deposit intangible                                             2,583           2,893
Goodwill                                                           15,496          15,983
Other assets                                                       32,560          31,147
                                                              ---------------------------
     Total Assets                                             $   816,705     $   816,633
                                                              ===========================

LIABILITIES
Deposits
    Non-interest bearing                                      $    80,467     $    74,850
    Interest bearing                                              473,778         475,068
                                                              ---------------------------
         Total deposits                                           554,245         549,918
Short-term borrowings                                              55,768          84,335
Federal Home Loan Bank advances                                   120,352          92,756
Subordinated debentures                                            17,000          17,000
Other liabilities                                                   5,073           7,083
                                                              ---------------------------
     Total Liabilities                                            752,438         751,092
                                                              ---------------------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                               64,267          65,541
                                                              ---------------------------
     Total Liabilities and Stockholders' Equity               $   816,705     $   816,633
                                                              ===========================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                             Three Months Ended                       Nine Months Ended
                                                September 30,                            September 30,
                                    -----------------------------------       -----------------------------------
                                       2007                     2006              2007                    2006
                                    -----------             -----------       -----------             -----------
                                   (In thousands, except per share data)      (In thousands, except per sharedata)
Interest income                     $    12,881             $    12,873       $    38,316             $    33,194
Interest expense                          7,288                   7,165            21,537                  18,676
                                    -----------------------------------------------------------------------------
Net interest income                       5,593                   5,708            16,779                  14,518
Provision for loan losses                   110                      81               404                     206
Non-interest income                       1,367                   1,308             3,990                   3,433
Non-interest expense                      5,419                   5,096            16,430                  13,643
                                    -----------------------------------------------------------------------------
Income before income taxes                1,431                   1,839             3,935                   4,102
Income tax expense                          343                     525               917                   1,059
                                    -----------------------------------------------------------------------------
Net income                          $     1,088             $     1,314       $     3,018             $     3,043
                                    =============================================================================
Basic earnings per share            $      0.33             $      0.38       $      0.90             $      1.06
Diluted earnings per share          $      0.33             $      0.38       $      0.89             $      1.04
                                    =============================================================================